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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     DECEMBER 3, 1999
                                                --------------------------------

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
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               (Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS                                   0-12138               04-2619298
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(State or Other Jurisdiction                (Commission            (IRS Employer
  of Incorporation                         File Number)      Identification No.)

39 BRIGHTON AVENUE, ALLSTON, MASSACHUSETTS                          02134
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code  (617) 783-0039
                                                  ------------------------------
                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On December 3, 1999, the Registrant acquired through a controlled affiliate, 180 residential units, known as "West Colonial," located at 18 Westland Ave, Brockton, Massachusetts for a purchase price of approximately $8.9 million. The seller, WCA Limited Partnership, has no relationship to the Registrant or its controlled affiliate, which was formed for the specific purpose of acquiring the property.

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         The Registrant acquired the property through WCB Associates, LLC
("WCB"), a Massachusetts limited liability company, formed for the specific purpose of acquiring the property. WCB has two managers: WCB Associates, Inc., a Massachusetts corporation; and an individual, Melvin Herman. The Registrant is the sole stockholder of WCB Associates, Inc. WCB Associates, Inc. is also a one percent member of WCB and the Registrant owns the remaining ninety-nine percent (99%) interest in WCB. Mr. Herman is defined in the WCB Operating Agreement as a "special manager." With respect to the activities of WCB, Mr. Herman's consent is only needed under limited circumstances. For example, WCB requires the consent of Mr. Herman (i) to change in the general character of the business of WCB; (ii) to make any loans to the manager or the members or their affiliates; (iii) to sell all or substantially all of the assets of the WCB; (iv) to dissolve, wind up or liquidate WCB; (v) to merge, consolidate or acquire all or substantially all the assets of another person or entity; and (vi) to institute proceedings to be adjudicated bankrupt or insolvent, or to consent to such proceedings against WCB. Ronald Brown (the President of the Registrant's General Partner) is the President of WCB Associates, Inc. and Harold Brown (the Treasurer of the Registrant's General Partner) is Treasurer.

         The Registrant assumed an existing mortgage in connection with its acquisition prior to the Registrant's acquisition of the West Colonial through WCB, West Colonial had an existing first mortgage of $ 5.265 million, which at closing had amortized to $5,207,172.25. The net difference($3,692,827), before adjustments, was provided by use of the Registrant's cash reserves which had accumulated from operations and the refinancing of the Registrant's Westgate Woburn property earlier in March 1999. The 10 year loan assumed by the Registrant has a maturity date of Oct. 1, 2008 and is amortizing over 30 years with an interest rate of 6.52%. Management believes that the property's net operating income budgeted for fiscal year 2000 is $872,000, with a debt service of $400,000, leaving a cash flow before capital expenditure of $472,000 for a 12.7% cash on cash return, provided, however, no assurance can be made that Registrant will realize such cash on cash return in fiscal year 2000 on said property. The original conduit loan was made by Berkshire Mortgage Finance Corporation and is presently serviced by Berkshire Mortgage Finance Corporation.

         At the time of the filing of this Current Report on Form 8-K, the financial statements relating to foregoing matters were not available. Such financial statements will be included in an amendment to this Current Report as soon as they are made available by the Registrant's accountants. In addition, the Registrant anticipates that it will close on the purchase of another residential property on or before December 31, 1999. The Registrant will either report on such new purchase in a new filing on Form 8-K or in its anticipated amendment to this Current Report, depending on the timing and availability of said information.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         To be included in a subsequent filing amending this Current Report.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by under signed hereunto duly authorized.

                                         New England Realty Associates
                                                  Limited Partnership

                                         By:      NEWREAL, INC.
                                                  ------------------------------
                                                  Its General Partner


                                                  By:   /s/ RONALD BROWN
                                                     ---------------------------

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                                  EXHIBIT INDEX

Exhibit
Number

2.1 Purchase and Sale Agreement, dated September __, 1999, between WCA Limited Partnership as seller and New England Realty Associated, as buyer